                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           INTERLEUKIN GENETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           INTERLEUKIN GENETICS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                          N/A
        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

                                          N/A
        ------------------------------------------------------------------------

     5)  Fee paid previously with preliminary materials:

                                          N/A
        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

                                          N/A
        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

                                          N/A
        ------------------------------------------------------------------------

     3)  Filing Party:

                                          N/A
        ------------------------------------------------------------------------

     4)  Date Filed:

                                          N/A
        ------------------------------------------------------------------------

     5)  Total fee paid:

                                          N/A
        ------------------------------------------------------------------------

                           INTERLEUKIN GENETICS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Interleukin Genetics, Inc. (the "Company") will be held on Monday, June 17, 2002 at 9:00 a.m., Eastern Time, at the Company's executive offices, located at 135 Beaver Street, Waltham, MA 02452, for the following purposes:

     1. To elect two (2) directors to serve until the 2005 Annual Meeting or until their successors are elected and have qualified; and,

     2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

     More information regarding the above matters is set forth in the Proxy Statement that accompanies this Notice.

     The Board of Directors of the Company has fixed the close of business on April 22, 2002 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any shareholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                          By Order of the Board of Directors,

                                          PHILIP R. REILLY
                                          Chairman of the Board and Chief
                                          Executive Officer

Waltham, Massachusetts
April 29, 2002

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           INTERLEUKIN GENETICS, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 17, 2002

GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy are furnished to the shareholders of Interleukin Genetics, Inc., a Delaware corporation (the "Company", "ILGN", "we", "us" or "our"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") to be held on Monday, June 17, 2002 at 9:00 a.m., Eastern Time, at the Company's executive offices, located at 135 Beaver Street, Waltham, MA 02452. If the Meeting is continued or postponed for any reason, the proxies can be used at the continuation or new date for the purposes defined in the preceding Notice of Annual Meeting of Shareholders. Properly executed proxies received at, or prior to the Meeting will be voted.

     Only holders of record of the Company's common stock, $0.001 par value per share ("Common Stock"), at the close of business on April 22, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. On that date there were outstanding and entitled to vote 21,434,342 shares of Common Stock, each of which is entitled to one vote per share.

     The Annual Report to Shareholders for the year ended December 31, 2001, has been or is being furnished with this Proxy Statement, which is being mailed on or about May 15, 2002, to the holders of record of Common Stock on the Record Date. The Annual Report to Shareholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

     Shareholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted FOR the election of the two nominees for director named in this Proxy Statement. At the date of this Proxy Statement, we know of no other matters which are likely to be brought before the Annual Meeting.

     You retain the right to revoke your proxy at any time up to and including the time of the Annual Meeting by filing a later-dated proxy or by written notice filed with our Secretary at our executive offices or by voting your shares in person at the Annual Meeting. Our executive offices are located at 135 Beaver Street, Waltham, MA 02452.

     A quorum of shareholders is required to hold a valid meeting. If the holders of a majority of the total shares of Common Stock entitled to vote are either present in person or represented by proxy, then a quorum will exist. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.

     The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners of Common Stock. We will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them.

                           OWNERSHIP OF COMMON STOCK
          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table outlines certain information as of February 28, 2002 regarding shareholders a) who are known to us to beneficially own at least 5% of our Common Stock, b) who are our directors, c) who are named in the Summary Compensation Table and d) all of our directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                                 AMOUNT
                                                               AND NATURE
                                                              OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP(2)    PERCENT(3)
---------------------------------------                       -------------   ----------
Hathaway and Associates LTD.................................   1,890,000(4)      8.82%
  119 Rowayton Avenue
  Rowayton, CT 06853
Special Situations Fund.....................................   1,750,000(5)      7.94%
  153 E 53rd Street, 55th Floor
  New York, NY 10022
Cathy Fine..................................................   1,553,000(6)      7.25%
  131 Talmadge Hill Road
  New Canann, CT 06840
Stephen Garofalo............................................   1,534,967(7)      7.16%
  6 Teal Court
  New City, NY 10956
Gary L. Crocker.............................................   1,275,000(8)      5.93%
Kenneth S. Kornman..........................................   1,160,204(9)      5.37%
Philip R. Reilly............................................    748,676(10)      3.39%
Edward M. Blair, Jr.........................................    495,000(11)      2.30%
Thomas A. Moore.............................................    125,000(12)         *
Fenel M. Eloi...............................................    122,001(13)         *
Paul (Kip) Martha...........................................     94,166(14)         *
John Garofalo...............................................     85,000(15)         *
All executive officers and directors as a group (eight
  persons, including the executive officers and directors
  listed above).............................................  4,105,047(16)     18.02%

---------------

 (1) Except as otherwise noted, the street address of the named beneficial owner is care of Interleukin Genetics, Inc. 135 Beaver Street, Waltham MA 02452.

 (2) Beneficial ownership of the Company's Common Stock is determined in accordance with the rules of the Securities and Exchange Commission and includes shares for which the shareholder has sole or shared voting or dispositive power. Shares of the Company's Common Stock subject to options or warrants currently exercisable or which become exercisable within 60 days after February 28, 2002 are deemed to be beneficially owned and outstanding by the person holding the options or warrants and are included for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

 (3) Percentage ownership is based on a total of 21,427,699 shares of Common Stock issued and outstanding on February 28, 2002.

 (4) Based solely on a Schedule 13G filed on January 24, 2002 with the Securities and Exchange Commission by Hathaway & Associates, Ltd.

 (5) Based solely on a Schedule 13G filed jointly on February 13, 2002 with the Securities and Exchange commission by (i) Special Situations Fund III, L.P. ("SSF III"), (ii) Special Situations Private Equity Fund, L.P. ("SSPE"),
     (iii) Special Situations Cayman Fund, L.P. (the "Cayman Fund"),

     (iv) MGP Advisors Limited Partnership ("MGP"), (v) MG Advisors L.L.C. ("MG"), (vi) AWM Investment Company, Inc. ("AWM"), (vii) Austin W. Marxe, and (viii) David M. Greenhouse. MGP is the general partner and investment advisor to SSF III. MG is the general partner and investment advisor to SSPE. AWM is the general partner of MGP and the general partner and investment advisor to the Cayman Fund. Messrs. Marxe and Greenhouse are officers, directors and members or principal shareholders of each of MGP, MG and AWM. Mssrs. Marxe and Greenhouse beneficially own 1,750,000 shares, including 600,000 shares issuable pursuant to currently exercisable warrants. Of these 1,750,000 shares, SSF III also beneficially owns 990,000 shares including 330,000 shares issuable pursuant to currently exercisable warrants; SSPE beneficially owns 430,000 shares, including 160,000 shares issuable pursuant to currently exercisable warrants; and the Cayman Fund beneficially owns 330,000 shares, including 110,000 shares issuable pursuant to currently exercisable warrants. SSF III, SSPE and the Cayman Fund and their respective general partners claim sole voting and dispositive power with respect to the shares beneficially owned as set forth above. Messrs. Marxe and Greenhouse claim shared voting and dispositive power with respect to all 1,750,000 shares.

 (6) Based solely on information received by the Company from Ms. Fine.

 (7) Based on information received by the Company from Mr. Garofalo and on a
     Schedule 13G jointly filed on August 9, 2001 with the Securities and Exchange Commission by (i) Mr. Garofalo and (ii) First Global Technology Corp. ("First Global"). Mr Garofalo is the sole shareholder of First Global. Mr. Garofalo beneficially owns 720,000 shares and First Global beneficially owns 814,967 shares. Mr. Garofalo and First Global claim shared voting and dispositive power with respect to all 1,534,967 shares.

 (8) Includes 75,000 shares of Common Stock issuable pursuant to options held by Mr. Crocker.

 (9) Includes 918,723 shares of Common Stock held by a limited partnership of which Dr. Kornman is a general partner. As such, Dr. Kornman may be deemed the beneficial owner of these shares. Dr. Kornman disclaims beneficial ownership of these shares. Includes 144,031 shares of Common Stock issuable pursuant to options held by Dr. Kornman and 20,000 shares of Common Stock issuable pursuant to warrants held by Dr. Kornman.

(10) Includes 67,000 shares of Common Stock held in trust for Dr. Reilly's children and 660,676 shares of Common Stock issuable pursuant to options held by Dr. Reilly. Dr. Reilly disclaims beneficial ownership of the shares held in trust for his children.

(11) Includes 100,000 shares of Common Stock held in trusts, of which Mr. Blair is a co-trustee, and as such may be deemed the beneficial owner of such shares. Mr. Blair disclaims beneficial ownership of these shares. Includes 75,000 shares of Common Stock issuable pursuant to options held by Mr. Blair.

(12) Includes 110,000 shares of Common Stock issuable pursuant to options and 15,000 shares of Common Stock issuable pursuant to warrants held by Mr. Moore.

(13) Includes 115,001 shares of Common Stock issuable pursuant to options held by Mr. Eloi.

(14) Includes 94,166 shares of Common Stock issuable pursuant to options held by Dr. Martha.

(15) Includes 50,000 shares of Common Stock issuable pursuant to options held by Dr. Garofalo.

(16) See footnotes 8 through 15 above.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The two directors assigned to Class II have been nominated to serve for a three-year term. Both of the nominees named below are now directors of the Company. The nominees have consented to be named and have indicated their intent to serve if elected.

     The table below provides information about each nominee and about each director whose term continues after the meeting.

DIRECTORS WHOSE TERM EXPIRES IN 2004:

 Class I

                                                       POSITIONS AND OFFICES               SERVED AS A
NAME                                   AGE                WITH THE COMPANY                DIRECTOR SINCE
----                                   ---             ---------------------              --------------
Philip R. Reilly.....................  54    Chairman of the Board of Directors and            1998
                                             Chief Executive Officer
John Garofalo........................  47    Director                                          2000

NOMINEES FOR TERM EXPIRING IN 2005:

  Class II

Kenneth S. Kornman...................  54    President, Chief Scientific Officer and           1986
                                             Director
Thomas A. Moore......................  51    Director                                          1997

DIRECTORS WHOSE TERM EXPIRES IN 2003:

  Class III

Edward M. Blair, Jr..................  59    Director                                          1999
Gary L. Crocker......................  50    Director                                          1999

     Biographical information on the nominees is contained in the section titled "Further Information -- Board of Directors and Executive Officers" beginning on page 8.

     It is the intention of the people named in the enclosed proxy card to vote the proxy for the election of the nominees. We do not contemplate that either of the nominees will become unavailable for any reason, but if they did become unavailable before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

     The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed, to withhold authority to vote for one or both of the nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified, or if a shareholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, the shares will be voted for the nominees listed or for other nominees as provided above. The director nominees receiving the affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote will be elected as directors. Abstentions and broker non-votes will not be included in the vote totals and, therefore, will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Company is managed under the direction of the Board of Directors. Our Board of Directors has established two standing committees: Audit and Compensation.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews the independence of the auditors and the scope and results of our procedures for the adequacy of the system of internal accounting controls. The Audit Committee consists of three non-employee directors: Thomas A. Moore, Edward M. Blair, Jr. and Gary L. Crocker. For more information regarding our Audit Committee, see the section titled "Further Information -- Audit Committee Report to the Board of Directors."

     The Compensation Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants under the Company's 2000

Employee Stock Compensation Plan (the "Incentive Plan"). The Compensation Committee consists of three non-employee directors: Thomas A. Moore, Gary L. Crocker and John Garofalo.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 2001, the Board of Directors met five times the Audit Committee met four times and the Compensation Committee met three times. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

     Directors who are not employees receive $500 in cash compensation for each meeting of the Board of Directors attended in person and 25,000 fully vested stock options each year.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

                              FURTHER INFORMATION

                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is biographical and other information with respect to each director and executive officer of the Company as of February 28, 2002. The executive officers are elected by the Board of Directors.

NAME                                        AGE                        POSITION
----                                        ---                        --------
Philip R. Reilly..........................  54    Chairman of the Board of Directors and Chief
                                                  Executive Officer
Kenneth S. Kornman........................  54    President, Chief Scientific Officer and Director
Fenel M. Eloi.............................  43    Chief Operating Officer and Chief Financial Officer
Paul (Kip) Martha.........................  48    Chief Medical and Regulatory Officer
Thomas A. Moore...........................  51    Director(1)(2)
Edward M. Blair, Jr.......................  59    Director(1)
Gary L. Crocker...........................  50    Director(1)(2)
John Garofalo.............................  47    Director(2)

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     PHILIP R. REILLY, M.D., J.D. became Interleukin Genetic's Chief Executive Officer in December of 1999. In June 1999, Dr. Reilly had accepted the positions of Chairman of the Board of Directors and Interim Chief Executive Officer of the Company. He became a Director of the Company in 1998. Prior to joining the Company as Chief Executive Officer, Dr. Reilly held the position of Executive Director of the Eunice Kennedy Shriver Center for Mental Retardation, Inc., a not-for-profit organization located in Massachusetts, a position he had held since 1990. Dr. Reilly has held numerous teaching positions, including Assistant Professor of Neurology at Harvard Medical School and Adjunct Professor of both Legal Studies and Biology at Brandeis University. He is a Past President (2000) and current member of the American Society of Law, Medicine, and Ethics. From 1994-1997, he was on the Board of Directors of the American Society of Human Genetics. He is a current member of the American College of Medical Genetics, Massachusetts Bar Association, and American Association for the Advancement of Science. Dr. Reilly has served on many national committees chartered to explore public policy issues raised by advances in genetics. He is the author of four books and has published more than 100 articles in scholarly journals. Dr. Reilly holds a BA from Cornell University, a J.D. from Columbia University and an M.D. from Yale University.

     KENNETH S. KORNMAN, D.D.S., PH.D. is a co-founder, officer and Director of the Company and currently holds the positions of President and Chief Scientific Officer. Prior to founding the Company in 1986, he was a

Department Chair and Professor at The University of Texas Health Science Center at San Antonio. He has also been a consultant and scientific researcher for many major oral care and pharmaceutical companies. Dr. Kornman currently holds academic appointments at The University of Texas Health Science Center and Harvard University. Dr. Kornman holds six patents in the pharmaceutical area, has published two books and more than 100 articles and abstracts and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman holds a BA in Economics from Duke University. He obtained a D.D.S. from Emory University. Dr. Kornman also holds an MS (Periodontics) and a Ph.D. (Microbiology-Immunology) from the University of Michigan.

     FENEL M. ELOI is currently the Chief Operating Officer and Chief Financial Officer of the Company, positions he has held since June of 2000. Prior to joining Interleukin Genetics, Mr. Eloi was Senior Vice President and Chief Financial Officer for LifeCell Corporation since 1999. Before joining LifeCell, he was employed at Genome Therapeutics Corporation, where he served as Senior Vice President and Chief Financial Officer from 1991 to 1999, and Corporate Controller from 1989 to 1991. From 1984 to 1989, Mr. Eloi held the position of Business Unit Financial Manager at GTE/Verizon Corporation. He also held various positions at Haemonetics Corporation and Simplex Corporation. Mr. Eloi has an MBA from Anna Maria College in Paxton, Massachusetts, as well as a BA from Lee University in Cleveland Tennessee.

     PAUL (KIP) M. MARTHA, JR., M.D., joined the Company in November 2000 and currently serves as its Chief Medical and Regulatory Officer. Prior to joining Interleukin, Dr. Martha served as Vice President in the Department of Clinical R&D at PRAECIS Pharmaceuticals, Inc., a position he held for almost three years. From 1993-1998, he held various senior-level positions at Genetech, Inc., including Director of Endocrinology, one of the company's four therapeutic focus areas. Prior to joining Genetech, Dr. Martha served on the medical school faculties of the Tufts University School of Medicine, and the University of Virginia Health Sciences Center. The author or co-author of over 100 published articles, book chapters and abstracts in the medical literature, Dr. Martha has also delivered invited presentations and lectures at numerous medical schools, hospitals, and scientific meetings throughout the United States and Europe. He received his M.D. from the University of Connecticut School of Medicine and his BS from Trinity College.

     THOMAS A. MOORE became a Director of the Company in 1997. Mr. Moore is the Chief Executive Officer and President of Nelson Communications Worldwide, one of the largest providers of health care marketing services globally and a division of Publicis Groupe, S.A. Prior to joining Nelson Communications as President in 1996, Mr. Moore was President of Procter & Gamble's $3 billion worldwide prescription and over-the-counter healthcare business and Group Vice President of the Procter & Gamble Company. He joined Procter & Gamble in 1973 and held positions of increasing responsibility in the company's cleaning products, beauty care, Richardson-Vicks and personal care divisions. He is Chairman of the American Health Foundation -- a non-profit organization that researched the nutritional and environmental factors in cancer and other diseases. Mr. Moore is a Director of Alteon, Inc., a biopharmaceutical company. Mr. Moore holds a BA (History) from Princeton University.

     GARY L. CROCKER became a Director of the Company in 1999. Mr. Crocker has served as President of Crocker Ventures, LLC, a private venture capital firm, since 1997, and as Chairman of the Board of ARUP Laboratories, a privately held specialty diagnostic testing firm, since January 1999. From 1983 to 1997, Mr. Crocker served as the President and CEO of Research Medical, Inc., a manufacturer of cardiovascular specialty devices, which was acquired by Baxter International in 1997. Mr. Crocker holds a BA and MBA from Harvard University.

     EDWARD M. BLAIR, JR. became a Director of the Company in 1999. Mr. Blair is a principal with the investment-banking firm of William Blair & Company, L.L.C., Chicago Illinois. His focus for the last seven years has been healthcare where he has worked on a series of financing transactions in the healthcare industry. Mr. Blair served as a trustee for Chicago Dock & Canal Trust from 1986 through 1997 and as a director of Research Medical, Inc. from 1984 and 1998. Mr. Blair is on the board of the University of Chicago Hospital where he is head of the audit committee and is Chairman of the Chicago Zoological Society. He also serves on the board of the Pullman Foundation. Mr. Blair holds a BA (Political Science) from Stanford University and an MBA from Harvard University.

     JOHN GAROFALO, M.D. became a Director of the Company in June of 2000. Dr. Garofalo has had a private practice in Obstetrics and Gynecology in Norwalk, CT for 17 years. He maintains a license to practice in both Connecticut and New York. Dr. Garofalo did his residency at Beth Israel Medical Center in New York. He received his M.D. from New York Medical College, and his BA in Biology from New York University. Dr. Garofalo was certified as a diplomat of the American Board of Obstetrics and Gynecology in 1985, and has continued on the Board, having been most recently re-certified in 2000. He has also been a member of several medical societies including the American Medical Association, the Fairfield County Medical Society and the Connecticut State Medical Society. He holds a Senior Attending appointment at Norwalk Hospital in Norwalk, CT, as well as committee memberships on that hospital's Executive Committee and Quality Improvement Committee.

AUDIT COMMITTEE REPORT TO THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Company, which consists entirely of Directors who are "independent" as defined by Rule 4200
(a)(15) of the NASD listing standards, serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Our management has primary responsibility for preparing the financial statements and our financial reporting process. Our independent accountants for the year ended December 31, 2001, Arthur Andersen LLP, were responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     The Audit Committee operates under a written charter adopted and approved by the Board of Directors in March 2001. The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report in Form 10-K with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with independent accountants their independence.

     In reliance on the discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                GARY L. CROCKER
                                THOMAS A. MOORE
                              EDWARD M. BLAIR, JR.

INFORMATION REGARDING THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as our independent public accountants for the past four years. The Company has customarily asked its shareholders to ratify the appointment of its independent public accountants. However, as a result of the recent events affecting Arthur Andersen LLP, and the uncertainty relating to the future of Arthur Andersen LLP, the Audit Committee and the Board of Directors believe that it is prudent to retain flexibility to deal with events as they unfold and have not yet selected independent public accountants for fiscal 2002. The Company expects Arthur Andersen to review its financial statements for the first quarter of 2002. The Audit Committee and the Board of Directors will continue, however, to monitor developments regarding Arthur Andersen LLP. If, in the judgment of the Audit Committee and the Board of Directors, it becomes necessary or advisable to engage different independent public accountants for 2002, the

Company would anticipate that it would appoint an accounting firm with a national operation, that has experience auditing and reviewing other publicly traded corporations.

     For audit services rendered in connection with the Company's financial statements and reports for the year ended December 31, 2001 and for other services rendered to the Company during 2001, the Company was billed the following amounts by Arthur Andersen LLP:

    Audit Fees. Arthur Andersen LLP billed the Company an aggregate of $ 35,000 in fees for professional services related to (i) the audit of the Company's financial statements for the year ended December 31, 2001 and (ii) the review of the unaudited financial statements included in the Company's quarterly reports on Form 10-Q during 2001.

    Financial Information Systems Design and Implementation Fees. No fees were billed by Arthur Andersen LLP for professional services during 2001 in connection with financial information systems design and implementation.

    All Other Fees. The aggregate of all other fees billed by Arthur Andersen for services rendered during 2001 was $ 22,000. These services consisted of assisting with the completion of federal and state tax returns.

     All audit and non-audit services provided by Arthur Andersen LLP were approved by the Company's Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the independence of the independent public accountants.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for making all compensation decisions for the Company's executive officers including determining base salary and annual incentive compensation amounts and making recommendations to the Board of Directors regarding stock options and other stock-based compensation under our 2000 Employee Stock Compensation Plan (the "Incentive Plan").

  Overall Objectives of the Executive Compensation Program

     The purpose of our compensation plan is to attract, retain and motivate key management employees. It is our philosophy to pay our executives at levels commensurate with both Company and individual performance. A primary consideration in developing our executive compensation programs is to link the long-term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

     In 2001, the total compensation program for our top executives, approved by the Company's Board of Directors, consisted of a base salary for each of these executives.

  Base Salary Program

     It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company.

  Annual Incentive

     Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include implementation of the business plan, revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

  Equity Incentive Plan

     In 2000, we adopted the Incentive Plan which permits us to make grants of stock options, stock appreciation rights or restricted stock awards as part of our overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position and responsibility level. In 2001, the Company granted options to purchase 100,000 shares of Common Stock to Mr. Eloi and Mr. Martha and options to purchase 150,000 shares of Common Stock to Dr. Reilly and Dr. Kornman under the Incentive Plan.

  Section 162(m)

     Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, we believe that compensation relating to options granted under the Incentive Plan should be included in the $1 million limitation calculation. Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our shareholders. The Compensation Committee, however, intends to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

  CEO Compensation

     The Committee established Dr. Reilly's' base salary at $325,000, which approximates the median level of CEOs at comparable companies in the Boston area. As of December 31, 2001, Dr. Reilly had beneficial ownership of 648,042 shares of stock (includes 560,042 shares of which he has a right to receive pursuant to stock options exercisable at December 31, 2001).

  Conclusion

     The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                THOMAS A. MOORE
                                GARY L. CROCKER
                                 JOHN GAROFALO

EXECUTIVE COMPENSATION

     The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1999, 2000 and 2001, by our Chief

Executive Officer and our three other most highly compensated executive officers who received in excess of $100,000 in salary and bonus from the Company during 2001 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                              ANNUAL COMPENSATION          ------------
                                        --------------------------------    SECURITIES
                               FISCAL                       OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY    BONUS    COMPENSATION    OPTIONS(#)    COMPENSATION
---------------------------    ------   --------   ------   ------------   ------------   ------------
Philip R. Reilly.............   2001    $325,000   $    0     $ 7,200(1)     150,000         $3,174(3)
  Chief Executive Officer       2000    $301,250   $    0     $ 5,400(1)           0         $  253
                                1999    $ 19,167   $    0     $     0        740,000         $    0
Kenneth S. Kornman...........   2001    $276,250   $    0     $30,884(2)     150,000         $3,174(3)
  President and Chief           2000    $273,964   $9,310     $82,132(4)           0         $2,875
  Scientific Officer            1999    $148,020   $    0     $     0         53,750         $2,720
Fenel M. Eloi................   2001    $195,000   $    0     $     0        100,000         $  780(3)
  Chief Operating Officer,      2000    $105,625   $    0     $     0        200,000         $  107
  Chief Financial Officer,      1999    $      0   $    0     $     0              0         $    0
  Secretary and Treasurer
Paul (Kip) Martha............   2001    $195,000   $    0     $     0        100,000         $  360(3)
  Chief Medical Officer         2000    $ 23,000   $    0     $     0        200,000         $   30
                                1999    $      0   $    0     $     0              0         $    0

---------------

(1) Represents auto allowance paid to Dr. Reilly.

(2) Represents moving expenses paid for by the Company on behalf of Dr. Kornman in the amount of $23,684 and auto allowance in the amount of $7,200 paid by the Company.

(3) Represents life insurance premiums paid for by the Company.

(4) Represents moving expenses paid for by the Company on behalf of Dr. Kornman in the amount of $74,932 and auto allowance in the amount of $7,200 paid by the Company.

STOCK OPTION GRANTS IN FISCAL 2001

     The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 2001.

                                  INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                              --------------------------                                 VALUE AT ASSUMED
                               NUMBER OF     % OF TOTAL                               ANNUAL RATES OF STOCK
                              SECURITIES      OPTIONS                                 PRICE APPRECIATION FOR
                              UNDERLYING     GRANTED TO    EXERCISE OR                   OPTION TERMS ($)
                                OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------
NAME                          GRANTED (#)   FISCAL 2000      ($/SH)         DATE         5%           10%
----                          -----------   ------------   -----------   ----------   ---------    ---------
Phil R. Reilly..............    150,000         16.6          1.219        4/4/11      114,993      291,416
Kenneth S. Kornman..........    150,000         16.6          1.219        4/4/11      114,993      291,416
Fenel M. Eloi...............    100,000         11.1          1.219        4/4/11       76,662      194,277
Paul (Kip) Martha...........    100,000         11.1          1.219        4/4/11       76,662      194,277

---------------

(1) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on future performance of the Common Stock.

AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers of the Company during fiscal 2001 and the number and value of options held at fiscal year end.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           SHARES                         UNDERLYING UNEXERCISED         IN-THE-MONEY-OPTIONS
                          ACQUIRED                         OPTIONS AT FY-END(#)             AT FY-END($)(1)
                         UPON OPTION       VALUE        ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------------   -----------   -------------   -----------   -------------
Philip R. Reilly.......    20,000          18,400         560,042        362,958        191,820        21,150
Kenneth S. Kornman.....         0               0          94,031        150,000          8,333        21,150
Fenel M. Eloi..........         0               0          65,000        235,000              0        14,100
Paul (Kip) Martha......         0               0          44,165        255,835              0        14,100

---------------

(1) Represents the product of (a) the number of shares underlying options granted multiplied by (b) the difference between (i) the fair market value of Common Stock on December 31, 2001 ($1.36), and (ii) the exercise price of the options.

(2) Represents the number of shares exercised multiplied by the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

     In December 1999, the Company entered into employment agreement with Kenneth S. Kornman which provides for a three-year initial term. This employment agreement is subject to early termination by Dr. Kornman upon one (1) month prior written notice and by the Company for cause. The employment agreement provides for a minimum base salary of $276,250 per year.

     In April 2000, the Company entered into an employment agreement with Philip
R. Reilly which provides for a minimum annual base salary of $325,000 and an award of options to purchase 500,000 (awarded in fiscal 1999) shares of Common Stock at a per share exercise price of $2.875. These options vest over a period of 36 months in equal increments commencing December 1, 1999, unless Dr. Reilly's employment is terminated prior to expiration of the 36-month period. This employment agreement is terminable by Dr. Reilly upon one (1) month prior written notice and by the Company for cause.

     In June 2000, the Company entered into an employment agreement with Fenel
M. Eloi which provides for a minimum annual base salary of $195,000 and an award of options to purchase an aggregate of 200,000 shares of Common Stock as follows: 105,828 shares at a per share exercise price of $3.75 and 94,172 shares at a per share exercise price of $4.72. These options vest over a period of 48 months unless Mr. Eloi's employment is terminated prior to the end of the 48-month period. This employment agreement is terminable by Mr. Eloi upon one
(1) month prior written notice and by the Company for cause.

     In November 2000, the Company entered into an employment agreement with Dr. Paul (Kip) Martha which provides for a minimum annual base salary of $195,000 and an award of options to purchase an aggregate of 200,000 shares of Common Stock as follows: 106,665 shares at per share exercise price of $3.75 and 93,335 shares at a per share exercise price of $4.63. These options vest over a period of 48 months unless Dr. Martha's employment is terminated prior to the end of the 48-month period. This employment agreement is terminable by Dr. Martha upon one (1) month prior written notice and by the Company for cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Thomas A. Moore, Gary
L. Crocker and John Garofalo. None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. There is no family relationship between or among the Directors and Executive Officers.

PERFORMANCE GRAPH

     Our Common Stock has been traded publicly since November 26, 1997. Prior to such date, there was no established market for our Common Stock. The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock from November 26, 1997, through December 31, 2001, to the NASDAQ Stock Market Index and to the JP Morgan H & Q Biotechnology Index over the same period. The following graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

                              [PERFORMANCE GRAPH]

                            CUMULATIVE TOTAL RETURN

---------------------------------------------------------------------------------
                       11/25/97    12/97     12/98     12/99     12/00     12/01
---------------------------------------------------------------------------------
 Interleukin
  Genetics, Inc.        100.00     62.50     11.11     69.10     35.42     15.11
 Nasdaq Stock Market
  (U.S.)                100.00     99.07    139.68    259.57    156.13    123.89
 JP Morgan H & Q
  Biotechnology         100.00     98.68    150.26    321.20    345.31    287.20

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of reports furnished to us and written representations from the Company's officers, directors and greater than 10% stockholders, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements were complied with except for the following:

     - Options to purchase 25,000 shares of common stock granted on June 30, 2000 to each of our outside board members, Edward M. Blair, Jr., Gary L. Crocker, Thomas A. Moore and John M. Garafalo, which were required to be reported on a Form 5 for the year ended December 31, 2000 were reported late on the Form 5 for December 31, 2001;

     - The sale of 63,054 shares of common stock in December 2001 by Thomas A. Moore was reported late on the Form 5 for the year ended December 31, 2001.

                              CERTAIN TRANSACTIONS

     In the year ended December 31, 2001, the Company was not a party to any transaction or business relationship in which the amount involved exceeded $60,000 involving any of its officers, directors or 5 percent shareholders.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     To be considered for inclusion in the proxy statement relating to the 2003 Annual Meeting of Shareholders, shareholder proposals must be received no later than January 15, 2003. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than April 18, 2003. All shareholder proposals should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, MA 02452.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

                                          By order of the Board of Directors,

                                          PHILIP R. REILLY
                                          Chairman of the Board and Chief
                                          Executive Officer

Waltham, Massachusetts
April 29, 2002

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT INTERLEUKIN GENETICS, INC., 135 BEAVER STREET, WALTHAM, MA 02452.

                           INTERLEUKIN GENETICS, INC.
            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JUNE 17, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

    The undersigned stockholder of Interleukin Genetics, Inc. (the "Company") hereby appoints Kenneth S. Kornman and Philip R. Reilly, or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, June 17, 2002, at 9:00 a.m., Eastern Time, at the Company's executive offices, located at 135 Beaver Street, Waltham, Massachusetts and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

    1. ELECTION OF DIRECTORS

        [ ]  FOR                                            [ ]  WITHHOLD AUTHORITY
 all nominees listed below                                   to vote for all nominees listed below
 (except as marked below)

                   Kenneth S. Kornman        Thomas A. Moore

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A
              LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

    2. TO CONSIDER AND ACT UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF; ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT DATED APRIL 29, 2002, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.
                 (Continued, and to be signed on reverse side)

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, and, at the discretion of the proxies, upon such other business as may properly come before the Annual Meeting.

                                              ----------------------------------

                                                 Signature of Stockholder(s)

                                              ----------------------------------
                                                 Signature of Stockholder(s)

                                              Please sign your name exactly as
                                              it appears hereon. Joint owners
                                              must each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title as it appears
                                              hereon.

                                              Dated _____________________, 2002.